Exhibit 99.1
Investor Relations Contact
Jonathan Vaas
Adobe
ir@adobe.com
Public Relations Contact
Ashley Levine
Adobe
aslevine@adobe.com
FOR IMMEDIATE RELEASE
Adobe Reports Record Revenue
Remaining Performance Obligations exiting the quarter were $12.6 billion, up 22 percent year over year
SAN JOSE, Calif. - Sept. 21, 2021 - Adobe (Nasdaq:ADBE) today reported financial results for its third quarter fiscal year 2021 ended Sept. 3, 2021.
Third Quarter Fiscal Year 2021 Financial Highlights
•Adobe achieved record revenue of $3.94 billion in its third quarter of fiscal year 2021, which represents 22 percent year-over-year growth.
•GAAP diluted earnings per share was $2.52, representing 28 percent year-over-year growth, and non-GAAP diluted earnings per share was $3.11, representing 21 percent year-over-year growth.
•Digital Media segment revenue was $2.87 billion, which represents 23 percent year-over-year growth. Creative revenue grew to $2.37 billion, representing 21 percent year-over-year growth. Document Cloud revenue was $493 million, representing 31 percent year-over-year growth.
•Digital Media Annualized Recurring Revenue (“ARR”) increased $455 million quarter over quarter to $11.67 billion exiting the quarter. Creative ARR grew to $9.87 billion and Document Cloud ARR grew to $1.79 billion.
•Digital Experience segment revenue was $985 million, representing 26 percent year-over-year growth. Digital Experience subscription revenue was $864 million, representing 29 percent year-over-year growth.
•GAAP operating income in the third quarter was $1.44 billion, and non-GAAP operating income was $1.81 billion. GAAP net income was $1.21 billion, and non-GAAP net income was $1.50 billion.
•Cash flows from operations were $1.42 billion.
•Remaining Performance Obligations (“RPO”) exiting the quarter were $12.63 billion, representing 22 percent year-over-year growth.
•Adobe repurchased approximately 1.7 million shares during the quarter.
A reconciliation between GAAP and non-GAAP results is provided at the end of this press release and on Adobe’s website.
Executive Quotes
“Adobe had another outstanding quarter as Creative Cloud, Document Cloud and Experience Cloud continue to transform storytelling, learning and conducting business in a digital-first world,” said Shantanu Narayen, president and CEO, Adobe. “Our talented employees, category-defining innovation and product leadership uniquely position us for continued momentum and success.”
“We drove record revenues and strong profitability in the quarter, demonstrating our ability to succeed in a dynamic environment,” said John Murphy, executive vice president and CFO, Adobe. “Our operational rigor and data-driven insights enable us to execute while we continue to invest across massive market opportunities.”

Adobe Provides Fourth Quarter Financial Targets
Adobe today is providing fourth quarter financial targets factoring current macroeconomic conditions and expected year-end seasonal strength.
The following table summarizes Adobe’s fourth quarter fiscal year 2021 targets:

Total revenue	~$4.07 billion
Digital Media segment revenue	~20 percent year-over-year growth
Digital Media annualized recurring revenue (ARR)	~$550 million of net new ARR
Digital Experience segment revenue	~22 percent year-over-year growth
Digital Experience subscription revenue	~26 percent year-over-year growth
Tax rate	GAAP: ~17 percent	Non-GAAP: ~16 percent
Share count	~480 million shares
Earnings per share	GAAP: ~$2.52	Non-GAAP: ~$3.18
A reconciliation between GAAP and non-GAAP targets is provided at the end of this press release.
Adobe to Webcast Third Quarter Earnings Conference Call
Adobe will webcast its third quarter fiscal year 2021 earnings conference call today at 2:00 p.m. Pacific Time from its investor relations website: www.adobe.com/ADBE. Earnings documents, including Adobe management’s prepared conference call remarks with slides and an investor datasheet are posted to Adobe’s investor relations website in advance of the conference call for reference. A reconciliation between GAAP and non-GAAP earnings results and financial targets is also provided on the website.
Adobe Announces Fourth Quarter Earnings Call and Financial Analyst Meeting
Adobe will host its fourth quarter and fiscal year 2021 earnings conference call and financial analyst meeting online on Dec. 16, at 8:00 a.m. Pacific Time. During the meeting, Adobe will provide an overview of its strategy and financial targets for fiscal year 2022.
Forward-Looking Statements Disclosure
This press release contains forward-looking statements, including those related to business momentum, the effects of the COVID-19 pandemic on our business and results of operations, market trends, current macroeconomic conditions, customer success, revenue, operating margin, seasonality, annualized recurring revenue, tax rate on a GAAP and non-GAAP basis, earnings per share on a GAAP and non-GAAP basis, and share count, all of which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to compete effectively, failure to develop, acquire, market and offer products and services that meet customer requirements, introduction of new technology, information security and privacy, potential interruptions or delays in hosted services provided by us or third parties, macroeconomic conditions and economic impact of the COVID-19 pandemic, risks associated with cyber-attacks, complex sales cycles, risks related to the timing of revenue recognition from our subscription offerings, fluctuations in subscription renewal rates, failure to realize the anticipated benefits of past or future acquisitions, failure to effectively manage critical strategic third-party business relationships, changes in accounting principles and tax regulations, uncertainty in the financial markets and economic conditions in the countries where we operate, and other various risks associated with being a multinational corporation. For a discussion of these and other risks and uncertainties, please refer to Adobe’s Annual Report on Form 10-K for our fiscal year 2020 ended Nov. 27, 2020, and Adobe's Quarterly Reports on Form 10-Q issued in fiscal year 2021.
The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in Adobe’s Quarterly Report on Form 10-Q for our quarter ended Sept. 3, 2021, which Adobe expects to file in late Sept. 2021. Adobe assumes no obligation to, and does not currently intend to, update these forward-looking statements.
About Adobe
Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.
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©2021 Adobe. All rights reserved. Adobe, Creative Cloud, Document Cloud and the Adobe logo are either registered trademarks or trademarks of Adobe (or one of its subsidiaries) in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In millions, except per share data; unaudited)

	Three Months Ended		Nine Months Ended
	September 3, 2021	August 28, 2020	September 3, 2021	August 28, 2020
Revenue:
Subscription	$3,657	$2,948	$10,761	$8,511
Product	119	109	427	380
Services and other	159	168	487	553
Total revenue	3,935	3,225	11,675	9,444

Cost of revenue:
Subscription	344	282	996	825
Product	10	10	29	26
Services and other	113	135	333	443
Total cost of revenue	467	427	1,358	1,294

Gross profit	3,468	2,798	10,317	8,150

Operating expenses:
Research and development	651	566	1,883	1,630
Sales and marketing	1,068	892	3,190	2,650
General and administrative	265	230	811	725
Amortization of intangibles	43	41	132	123
Total operating expenses	2,027	1,729	6,016	5,128

Operating income	1,441	1,069	4,301	3,022

Non-operating income (expense):
Interest expense	(27)	(28)	(85)	(89)
Investment gains (losses), net	7	10	20	7
Other income (expense), net	(3)	9	1	39
Total non-operating income (expense), net	(23)	(9)	(64)	(43)
Income before income taxes	1,418	1,060	4,237	2,979
Provision for (benefit from) income taxes	206	105	648	(31)
Net income	$1,212	$955	$3,589	$3,010
Basic net income per share	$2.54	$1.99	$7.51	$6.25
Shares used to compute basic net income per share	477	480	478	481
Diluted net income per share	$2.52	$1.97	$7.45	$6.20
Shares used to compute diluted net income per share	481	485	481	486

Condensed Consolidated Balance Sheets
(In millions; unaudited)

	September 3, 2021	November 27, 2020
ASSETS

Current assets:
Cash and cash equivalents	$4,623	$4,478
Short-term investments	1,541	1,514
Trade receivables, net of allowances for doubtful accounts of $17 and $21, respectively	1,545	1,398
Prepaid expenses and other current assets	910	756
Total current assets	8,619	8,146

Property and equipment, net	1,629	1,517
Operating lease right-of-use assets, net	452	487
Goodwill	11,838	10,742
Other intangibles, net	1,557	1,359
Deferred income taxes	1,190	1,370
Other assets	859	663
Total assets	$26,144	$24,284

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$331	$306
Accrued expenses	1,450	1,422
Deferred revenue	4,243	3,629
Income taxes payable	70	63
Operating lease liabilities	97	92
Total current liabilities	6,191	5,512

Long-term liabilities:
Debt	4,122	4,117
Deferred revenue	142	130
Income taxes payable	533	529
Deferred income taxes	7	10
Operating lease liabilities	466	499
Other liabilities	269	223
Total liabilities	11,730	11,020

Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in-capital	8,209	7,357
Retained earnings	22,750	19,611
Accumulated other comprehensive income (loss)	(131)	(158)
Treasury stock, at cost	(16,414)	(13,546)
Total stockholders’ equity	14,414	13,264
Total liabilities and stockholders’ equity	$26,144	$24,284

Condensed Consolidated Statements of Cash Flows
(In millions; unaudited)

	Three Months Ended
	September 3, 2021	August 28, 2020
Cash flows from operating activities:
Net income	$1,212	$955
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	193	191
Stock-based compensation	280	232
Unrealized investment (gains) losses, net	(4)	(9)
Other non-cash adjustments	(72)	25
Changes in deferred revenue	102	(12)
Changes in other operating assets and liabilities	(296)	54
Net cash provided by operating activities	1,415	1,436

Cash flows from investing activities:
Purchases, sales and maturities of short-term investments, net	(28)	(191)
Purchases of property and equipment	(95)	(126)
Purchases and sales of long-term investments, intangibles and other assets, net	(10)	2
Net cash used for investing activities	(133)	(315)

Cash flows from financing activities:
Repurchases of common stock	(1,000)	(500)
Proceeds from treasury stock re-issuances, net of taxes paid related to net share settlement of equity awards	81	103
Other financing activities, net	20	(17)
Net cash used for financing activities	(899)	(414)
Effect of exchange rate changes on cash and cash equivalents	(10)	16
Net increase in cash and cash equivalents	373	723
Cash and cash equivalents at beginning of period	4,250	3,044
Cash and cash equivalents at end of period	$4,623	$3,767

Non-GAAP Results
(In millions, except per share data)
The following table shows Adobe’s GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended
	September 3, 2021	August 28, 2020	June 4, 2021
Operating income:

GAAP operating income	$1,441	$1,069	$1,406
Stock-based and deferred compensation expense	287	244	269
Amortization of intangibles	83	90	87
Non-GAAP operating income	$1,811	$1,403	$1,762

Net income:

GAAP net income	$1,212	$955	$1,116
Stock-based and deferred compensation expense	287	244	269
Amortization of intangibles	83	90	87
Investment (gains) losses, net	(7)	(10)	(8)
Income tax adjustments	(79)	(33)	(8)
Non-GAAP net income	$1,496	$1,246	$1,456

Diluted net income per share:

GAAP diluted net income per share	$2.52	$1.97	$2.32
Stock-based and deferred compensation expense	0.60	0.50	0.56
Amortization of intangibles	0.17	0.19	0.18
Investment (gains) losses, net	(0.01)	(0.02)	(0.02)
Income tax adjustments	(0.17)	(0.07)	(0.01)
Non-GAAP diluted net income per share	$3.11	$2.57	$3.03

Shares used in computing diluted net income per share	481	485	481

The following table shows Adobe’s GAAP third quarter fiscal year 2021 tax rate reconciled to the non-GAAP tax rate included in this release.

Third Quarter Fiscal 2021
Effective income tax rate:

GAAP effective income tax rate	14.5%
Income tax adjustments	2.5
Stock-based and deferred compensation expense	(0.8)
Amortization of intangibles	(0.2)
Non-GAAP effective income tax rate	16.0%

Reconciliation of GAAP to Non-GAAP Financial Targets
(Shares in millions)
The following tables show Adobe's fourth quarter fiscal year 2021 financial targets reconciled to the non-GAAP financial targets included in this release.

Fourth Quarter Fiscal 2021
Diluted net income per share:

GAAP diluted net income per share	$2.52
Stock-based and deferred compensation expense	0.58
Amortization of intangibles	0.17
Income tax adjustments	(0.09)
Non-GAAP diluted net income per share	$3.18

Shares used to compute diluted net income per share	480

Fourth Quarter Fiscal 2021
Effective income tax rate:

GAAP effective income tax rate	17.0%
Stock-based and deferred compensation expense	(0.9)
Amortization of intangibles	(0.1)
Non-GAAP effective income tax rate	16.0%

Use of Non-GAAP Financial Information
Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Adobe's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe's operating results. Adobe believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows institutional investors, the analyst community and others to better understand and evaluate our operating results and future prospects in the same manner as management.
Adobe's management believes it is useful for itself and investors to review, as applicable, both GAAP information as well as non-GAAP measures, which may exclude items such as stock-based and deferred compensation expenses, amortization of intangibles, investment gains and losses, the related tax impact of all of these items, income tax adjustments, and the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes. Adobe uses these non-GAAP measures in order to assess the performance of Adobe's business and for planning and forecasting in subsequent periods. Whenever such a non-GAAP measure is used, Adobe provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.